UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 13, 2017

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Independent Accountant.

As previously disclosed, on February 10, 2017, Tellurian Inc., a Delaware corporation, which was, until February 10, 2017, known as Magellan Petroleum Corporation (“Tellurian” or the “Company”), completed the merger whereby River Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Magellan Petroleum Corporation (“Merger Sub”), merged with and into Tellurian Investments Inc., a Delaware corporation (“Tellurian Investments”), and Tellurian Investments continued as the surviving corporation and a subsidiary of the Company (the “Merger”).

EKS&H LLLP (“EKS&H”) served as the independent registered public accounting firm for the Company (and its subsidiaries) as of and for the fiscal years ended June 30, 2015 and 2016. Deloitte & Touche LLP (“Deloitte”) served as the independent registered public accounting firm for Tellurian Investments. Upon closing of the Merger, it was determined that EKS&H would be dismissed and that Deloitte would serve as the independent registered public accounting firm for the Company. The decision to engage Deloitte was made by the audit committee of the Company’s board of directors (the “Board”) on February 10, 2017 and is effective immediately.

During the fiscal years ended June 30, 2015 and 2016, EKS&H’s reports on the Company’s financial statements did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that each report contained a modification to the effect that there was substantial doubt as to the Company’s ability to continue as a going concern.

During the fiscal years ended June 30, 2015 and 2016 and the subsequent periods through the date of this report, (i) there were no disagreements between the Company and EKS&H on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of EKS&H, would have caused EKS&H to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements, and (ii) there were no reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided EKS&H with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested that EKS&H furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the above statement. A copy of EKS&H’s letter, dated February 13, 2017 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended June 30, 2015 and 2016 and the subsequent interim period through the date of this report, the Company did not consult with Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Antoine Lafargue

On February 9, 2017, Tellurian Services LLC, a subsidiary of Tellurian Investments (“Tellurian Services”), entered into an employment agreement with Antoine Lafargue, Senior Vice

President and Chief Financial Officer of the Company (the “Employment Agreement”). The term of the Employment Agreement commenced on the closing date of the Merger (the “Effective Date”). The Employment Agreement superseded and replaced in its entirety Mr. Lafargue’s existing employment agreement with the Company, dated as of October 31, 2014, and amended as of October 12, 2015, and the portion of any agreements with the Company that provides for any type of compensation or benefits other than those related to vested equity.

The term of the Employment Agreement begins on the Effective Date and extends for three years (the “Stated Term”), unless earlier terminated in accordance with the terms of the Employment Agreement. Under the Employment Agreement, Mr. Lafargue will receive an annual base salary of $350,000, and will be eligible for annual merit-based increases in the sole discretion of the compensation committee of the Board (the “Compensation Committee”) beginning on January 1, 2018. Mr. Lafargue will be eligible to receive an annual discretionary bonus based on company and performance milestones with a target value of 150% of base salary and a stretch target of 200% of base salary. Pursuant to the Employment Agreement, Mr. Lafargue is also entitled to a lump-sum, cash, sign-on bonus of $990,000, payable promptly after the Effective Date.

Under the Employment Agreement, Mr. Lafargue is eligible to receive a grant of 800,000 shares of restricted stock under the Company’s 2016 Omnibus Incentive Compensation Plan. On February 13, 2017, Mr. Lafargue entered into a restricted stock award agreement in connection with the grant (the “Award Agreement”). The restricted stock award consists of (i) 150,000 shares that vest in equal quarterly installments over the 18-month period starting on the grant date, subject to continued employment through each applicable vesting date and (ii) 650,000 shares that vest upon the affirmative final investment decision by the Board with respect to the Driftwood LNG project, subject to continued employment through such date.

If Mr. Lafargue’s employment is terminated by Tellurian Services without Cause (as defined in the Employment Agreement) (other than for disability) during the Stated Term, then he would be entitled to receive continued payment of his current base salary at the time of termination for the remainder of the Stated Term, payable in equal monthly installments over the remainder of the Stated Term, subject to the execution and non-revocation of a general release of claims in favor of Tellurian Services.

The Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Award Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary is qualified in its entirety by the terms of the actual Employment Agreement and Award Agreement.

Amendment to Outstanding Restricted Stock Grants for Legacy Tellurian Investments Awards

On February 7, 2017, the Compensation Committee approved amendments to all restricted stock award agreements and notices of grant for all outstanding restricted stock awards made under the Amended and Restated Tellurian Investments Inc. 2016 Omnibus Incentive Plan and/or its predecessor plan (the “Legacy Plan”) to provide that, notwithstanding anything contained in the Legacy Plan or the existing award agreements and/or notices of grant, if a participant’s services terminates due to a termination by the Company without Cause (as defined in the Legacy Plan), or due to the participant’s death or Disability (as defined in the Legacy Plan), (i) all unvested shares of restricted stock that vest solely based on continuous service shall become fully vested as of the date of such termination and (ii) all unvested shares of restricted stock that vest based on performance conditions shall remain open and continue to vest based on such performance conditions as if the participant’s continuous service had not been terminated, provided that the Compensation Committee will have the ability, in its sole discretion, to accelerate the vesting of any performance-based restricted stock as of the date of termination. All unvested shares of restricted stock will continue to be forfeited in connection with any other type of termination of employment or service.

The Company communicated this amendment to participants who hold outstanding restricted stock awards through a form of amendment letter (the “Form Restricted Stock Amendment Letter”). The Form Restricted Stock Amendment Letter, a form of notice of grant and restricted stock award agreement (the “Form Notice of Grant and Restricted Stock Award Agreement”), and the Legacy Plan are filed as Exhibit 10.3, Exhibit 10.4, and Exhibit 10.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing summary is qualified in its entirety by the terms of the actual Form Restricted Stock Amendment Letter, Form Notice of Grand and Restricted Stock Award Agreement, and Legacy Plan.

2016 Omnibus Incentive Compensation Plan

Based on the final voting results at the special meeting of stockholders held on February 9, 2017, the Company’s stockholders have approved the Company’s 2016 Omnibus Incentive Compensation Plan (the “2016 Plan”). In summary, the 2016 Plan provides for the granting of stock options, stock appreciation rights, restricted stock and/or restricted stock units, performance shares and/or performance units, incentive awards, cash awards, and other stock-based awards to employees (including officers), directors, and consultants of the Company (or subsidiaries of the Company) who are selected by the Compensation Committee to receive incentive compensation awards under the 2016 Plan. The stated maximum number of shares of common stock of the Company (“Common Stock”) authorized for awards under the 2016 Plan is 40,000,000 shares, and the maximum term of the 2016 Plan is ten years. During any calendar year, no employee may be granted more than 10,000,000 shares of Common Stock, or with respect to a grant of cash, an amount equal to the value of 10,000,000 shares of Common Stock at the time of settlement.

On February 10, 2017, the Board amended the 2016 Plan to reflect the recent change in the Company’s name from “Magellan Petroleum Corporation” to “Tellurian Inc.” and the division of the compensation, nominating and governance committee of the Board into two separate committees, including the Compensation Committee.

The 2016 Plan is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary is qualified in its entirety by the terms of the actual 2016 Plan.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

By:	/s/ Meg A. Gentle
Meg A. Gentle, President and Chief Executive Officer
(as Principal Executive Officer)

Date: February 13, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1*+	Employment Agreement, by and between Tellurian Services LLC and Antoine Lafargue, dated as of February 9, 2017

10.2*+	Restricted Stock Agreement, by and between Tellurian Inc. and Antoine Lafargue, dated as of February 13, 2017

10.3*+	Form Restricted Stock Amendment Letter

10.4*+	Form Notice of Grant and Restricted Stock Award Agreement

10.5*+	Amended and Restated Tellurian Investments Inc. 2016 Omnibus Incentive Plan

10.6+	Tellurian Inc. 2016 Omnibus Incentive Compensation Plan (filed as Exhibit 99.1 to the Registration Statement on Form S-8, filed with the SEC on February 10, 2017 and incorporated herein by reference)

16.1*	Letter of EKS&H LLLP, dated February 13, 2017 regarding change in independent registered public accounting firm

* Filed herewith

+ Management contract or compensatory plan or arrangement